UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

CALIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 N. McDowell Boulevard, Petaluma, California	94954
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 766-3000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2010, Calix, Inc., a Delaware corporation (“Calix”), Occam Networks, Inc., a Delaware corporation (“Occam Networks”), Ocean Sub I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Calix (“Merger Sub One”), and Ocean Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Calix (“Merger Sub Two” and together with Merger Sub One, the “Merger Subs”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). The Merger Agreement provides for the acquisition of Occam Networks by Calix by means of a series of mergers involving the Merger Subs (the “Transaction”). As a result of the Transaction, Occam Networks would become a wholly-owned subsidiary of Calix.

At the effective time of the first merger, each outstanding share of Occam Networks common stock (other than those shares with respect to which appraisal rights are available, properly exercised and not withdrawn) will be converted into the right to receive (a) $3.8337 per share in cash plus (b) 0.2925 of a validly issued, fully paid and non-assessable share of Calix common stock.

The parties expect to complete the Transaction in the fourth quarter of 2010 or first quarter of 2011, subject to Occam Networks stockholder approval and customary closing conditions, including receipt of required regulatory clearances. The Merger Agreement contains customary covenants, including covenants providing for each of the parties to use reasonable best efforts to cause the Transaction to be consummated.

The Merger Agreement also contains certain termination rights for both Calix and Occam Networks and further provides that, upon termination of the Merger Agreement under certain circumstances, Occam Networks will be obligated to pay Calix a termination fee of $5,200,000 and that Calix will be obligated to pay Occam Networks a termination fee of $5,000,000 or $10,000,000.

In connection with the Transaction, Calix, the Merger Subs and certain stockholders of Occam Networks who collectively hold approximately 27% of Occam Networks’ common stock as of September 15, 2010 have entered into a support agreement (the “Support Agreement”) pursuant to which such Occam Networks stockholders have agreed to vote their shares of Occam Networks common stock in favor of the adoption of the Merger Agreement and have also agreed to certain limitations on the ability to transfer their Occam Networks shares and to exercise other stockholder rights.

The foregoing descriptions of the Merger Agreement and the Support Agreement are included to provide information regarding their terms. They do not purport to be complete descriptions and they are qualified in their entirety by reference to the full text of the Merger Agreement and Support Agreement, respectively, which are filed as Exhibit 2.1 and Exhibit 2.2 hereto, respectively and are incorporated herein by reference. The Merger Agreement is not intended to provide any other factual information about Calix or Occam Networks. The Merger Agreement contains representations and warranties of each of Calix or Occam Networks and the Merger Subs. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Calix’s public disclosures.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger, and all other statements in this filing other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the timing of completion of the Transaction, future financial and operating results; approval of the merger by the stockholders of Occam Networks; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in Calix’s reports filed with the SEC, including as set forth in the prospectus filed by Calix on March 24, 2010 with the SEC and its quarterly reports on Form 10-Q. This Current Report speaks only as of its date, and Calix disclaims any duty to update the information.

Item 8.01 Other Events.

On September 16, 2010, Calix and Occam Networks issued a joint press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

In connection with Calix’s initial public offering in March 2010, all of Calix’s directors and officers and the holders of substantially all of Calix’s then outstanding stock entered into lock-up agreements with Calix’s underwriters under which they agreed not to sell, transfer or dispose of any shares of Calix common stock without prior written consent for a period of 180 days after the public offering date set forth on the Calix’s prospectus, subject to extension under certain circumstances (the “Lock-up Agreements”). The Lock-up Agreements provide that if during the last 17 days of the initial lock-up period Calix announces material news or a material event, then the initial lock-up period will automatically extend until the expiration of the 18-day period beginning on the date of the announcement of the material news or material event. As a result of the announcement that Calix has entered into the Merger Agreement, the lock-up period under the Lock-up Agreements has been extended through October 3, 2010.

Additional Information and Where to Find It

Calix plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and Occam Networks plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Calix, Occam Networks, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Calix and Occam Networks through the web site maintained by the SEC at www.sec.gov and by contacting Calix Investor Relations at (415) 445-3232 or Occam Networks Investor Relations at (805) 692-2957. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Calix’s website at www.Calix.com and on Occam Networks’ website at www.OccamNetworks.com.

Participants in the Acquisition of Occam Networks

Calix, Occam Networks, certain of their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in favor of the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of Calix common stock as of December 31, 2009 is also set forth in the prospectus filed by Calix on March 24, 2010 with the SEC. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to Calix’s Investor Relations page on its corporate website at www.Calix.com. Information concerning Occam’s directors and executive officers is set forth in Occam’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 8, 2010. This document is available free of charge at the SEC’s website at www.sec.gov or by going to Occam’s Investor Relations page on its corporate web site at www.Occam.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of Calix stockholders or Occam stockholders generally will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of September 16, 2010, by and among Calix, Inc., Ocean Sub I, Inc., Ocean Sub II, LLC and Occam Networks, Inc.

2.2	Support Agreement, dated September 16, 2010, by and among Calix, Inc., Ocean Sub I, Inc., Ocean Sub II, LLC and certain stockholders of Occam Networks, Inc.

99.1	Joint Press Release of Calix, Inc. and Occam Networks, Inc., dated September 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2010	CALIX, INC.

	By:	/s/ Kelyn Brannon
Kelyn Brannon
Chief Financial Officer